LIST OF SUBSIDIARIES


1.    Capital Resources Group, Ltd.
2.    Coastal Homeowners Insurance Specialists Inc.
3.    Pinpoint Adjusting Corporation
4.    Pinpoint Inspection Corporation
5.    Pinpoint Property Appraisal Corporation
6.    Pinpoint Residential Inspection Corporation
7.    Quoters, Inc.
8.    Tiger Home Services, Inc.
9.    Tigerquote.com Insurance & Financial Services Group, Inc.
10.   Tigerquote.com Insurance Solutions, Inc.
11.   Tigerquote.com Insurance Services of California, Inc.
12.   Tigerquote.com Insurance Solutions of Colorado, Inc.
13.   Tigerquote.com Insurance Agency of Georgia, Inc.
14.   Tigerquote.com Insurance Solutions of Illinois, Inc.
15.   Tigerquote.com Insurance Solutions of Indiana, Inc.
16.   Tigerquote.com Insurance Solutions of Iowa, Inc.
17.   Tigerquote.com Insurance Solutions of Kentucky, Inc.
18.   Tigerquote.com Insurance Services of Michigan, Inc.
19.   Tigerquote.com Insurance Solutions of Missouri, Inc.
20.   Tigerquote.com Insurance Solutions of Nevada, Inc.
21.   Tigerquote.com Insurance Agency of New York, Inc.
22.   Tigerquote.com Insurance Solutions of Ohio, Inc.
23.   Tigerquote.com Insurance Solutions of Oregon, Inc.
24.   Tigerquote.com Insurance Solutions of Pennsylvania, Inc.
25.   Tigerquote.com Insurance Solutions of Tennessee Inc.
26.   Tigerquote.com Insurance Solutions of Texas, Inc.
27.   Tigerquote.com Insurance Solutions of Vermont, Inc.
28.   Tigerquote.com Insurance Solutions of Virginia, Inc.
29.   Tigerquote.com Insurance Solutions of Washington, Inc.
30.   Tigerquote.com Insurance Solutions of Wisconsin, Inc.
31.   Tigerquote.com Life Managing General Agency, Inc.
32.   Tigerquote.com Managing General Agency, Inc.
33.   Universal Adjusting Corporation
34.   Universal Florida Insurance Agency Inc.
35.   Universal Inspection Corporation
36.   Universal Insurance Holding Company of Florida
37.   Universal Life Support Corporation
38.   Universal Property & Casualty Insurance Company
39.   Universal Risk Advisors, Inc.
40.   Izano Sports (inactive)
41.   World Financial Resources Ltd (inactive)
42.   Paul Revere Health Plans, Inc.
43.   Eproperty & Casualty, Inc.
44.   Universal Risk Life Advisors, Inc.
45.   Atlas Florida Financial Corporation
46.   Atlas Premium Finance Company
47.   Blue Atlantic Reinsurance Corporation